UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 27, 2016
____________________

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WEC Energy Group, Inc.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

WEC Energy Group, Inc. (“WEC Energy”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, which was originally filed on January 28, 2016 (the "Original 8-K") to report that Allen L. Leverett would be succeeding Gale E. Klappa as Chief Executive Officer, for the sole purpose of disclosing the compensation arrangements of Mr. Leverett and Mr. Klappa who is becoming the non-executive Chairman of the Board. Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As reported in the Original 8-K, effective May 1, 2016, Mr. Leverett is succeeding Mr. Klappa as WEC Energy’s CEO. Mr. Klappa, who is retiring as CEO, will become WEC Energy’s non-executive Chairman of the Board.

In recognition of Mr. Leverett’s new position, on April 21, 2016, the compensation committee of WEC Energy’s board of directors increased his annual base salary to $1,000,000 and his target award under the company's short-term performance plan to 110% of base salary. At the same time, effective May 2, 2016, the compensation committee awarded Mr. Leverett additional long-term incentive awards consisting of performance units, stock options and restricted stock equal to a value of $1,238,333 in order to better align his total 2016 long-term incentive award with that of a CEO at a company similar in size to WEC Energy. Otherwise, Mr. Leverett’s compensatory arrangements will remain substantially the same.

Consistent with WEC Energy’s compensation policy for non-executive directors, Mr. Klappa will receive an annual retainer fee of $75,000 and an annual restricted stock award equal to a value of $125,000. In connection with his service as non-executive Chairman of the Board, Mr. Klappa will receive an additional annual retainer fee of $125,000 and an additional annual restricted stock award equal to a value of $125,000. The restricted stock cliff vests three years from the date of grant. For 2016, Mr. Klappa will receive prorated amounts of the fees and restricted stock to recognize his service as non-executive Chairman for the remainder of the year.

In addition, in connection with Mr. Klappa’s retirement as CEO, and in light of WEC Energy’s performance during his tenure and his significant contributions to that performance, the compensation committee vested the remaining balance of several awards of restricted stock to Mr. Klappa, consisting of 47,181 shares, effective as of May 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC Energy Group, Inc.
(Registrant)

/s/ William J. Guc
Date: April 22, 2016	William J. Guc – Vice President and Controller